                                                                   EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,975,000 shares of common stock issuable pursuant to the ARDIS Telecom & Technologies, Inc. Amended Stock Option Plan and certain compensation contracts, of our report dated December 18, 1997, with respect to the consolidated financial statements of ARDIS Telecom & Technologies, Inc. included in its Annual Report (Form 10-K/A) for the year ended October 31, 1998, filed with the Securities and Exchange Commission.


                                                   /s/  ERNST & YOUNG LLP
                                                   ---------------------------
                                                   ERNST & YOUNG LLP

Dallas, Texas
September 1, 1999